UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    August 27, 2007

    Beach First National Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-22503	57-1030117
(Commission File Number)	(IRS Employer Identification No.)

3751 Robert Grissom Parkway, Suite 100, Myrtle Beach, South Carolina (Address of Principal Executive Offices)	29577 (Zip Code)

    (843) 626-2265
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.   Appointment of Principal Officers.

On August 27, 2007, Beach First National Bancshares, Inc. (the “Company”), announced that Gary S. Austin has been named Executive Vice President and Chief Financial Officer of the Company and its wholly owned subsidiary, Beach First National Bank.

The base salary for Mr. Austin will be $140,000. The Company and Mr. Austin are in the process of formalizing a written agreement, which will be filed by the Company on a Form 8-K upon execution.

Mr.     Austin, 53, has over 31 years of experience in the financial industry. He received a Bachelor of Arts degree in accounting from Baldwin-Wallace College in Berea, Ohio, and holds a Masters in Business Administration from Cleveland State University. He belongs to several professional organizations including Financial Executives International and the American Institute of CPAs. He began his career in Cleveland, Ohio as a staff accountant at Kopperman & Wolf Company, a local public accounting firm. Austin then joined National City Corporation, also in Cleveland, Ohio, as a tax accountant in 1979. Austin remained with National City Corporation for more than 20 years, advancing through the accounting, finance, and risk functions to reach the rank of senior vice president. He next served RBC Centura Banks, Inc. in Rocky Mount, North Carolina as corporate risk manager from 2000-2003. From 2003 to 2006, Mr. Austin joined Main Street Banks, Inc. in Covington, Georgia as executive vice president, before forming a financial consulting firm in 2006 specializing in risk and financial management solutions.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(c)        Exhibits

             Exhibit No.        Exhibit

             99.1                   Press Release announcing the appointment of Gary S. Austin as Chief Financial Officer and Executive Vice President.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC. By: /s/ Walter E. Standish Name: Walter E. Standish Title: President and Chief Executive Officer

Dated:  August 29, 2007

EXHIBIT INDEX

Exhibit
Number             Description

99.1                   Press Release announcing the appointment of Gary S. Austin as Chief Financial Officer and Executive Vice President.

4